PURCHASE AND SALE AGREEMENT

Dated as of July 31, 2015

among

VOLT CANADA INC.,
as Originator

VOLT INFORMATION SCIENCES, INC.,

as Servicer, and

VOLT FUNDING CORP.,
as Buyer

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-ii-

CONTENTS
Clause	Subject Matter	Page

SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses
Schedule V	Excluded Receivables

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Subordinated Note
Exhibit C	Form of Joinder Agreement

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This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 31, 2015, is entered into among VOLT CANADA INC. and the various entities that become parties hereto from time to time pursuant to Section 4.3 hereof (the “Originators” and each, an “Originator”), VOLT INFORMATION SCIENCES, INC., a New York corporation  (“Volt”) as initial Servicer (as defined below), and VOLT FUNDING CORP., a Delaware corporation (the “Buyer”).

BACKGROUND

1.           The Buyer is a special purpose corporation, all of the issued and outstanding stock of which is owned by Volt.

2.           The Originators generate Receivables in the ordinary course of their businesses.

3.           The Originators, in order to finance their respective businesses, wish to sell Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

4.           The Originators and the Buyer intend each such transaction to be a true sale of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

5.           The Buyer intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Receivables Financing Agreement (as in effect from time to time).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Financing Agreement, dated as of July 30, 2015 (the “Receivables Financing Agreement”), among the Buyer, as borrower, Volt, as initial servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders and as LC Participants, and PNC Bank, National Association (“PNC”), as Administrative Agent and as LC Bank. All references hereto to months are to Fiscal Months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the term defined):

“Canadian Closing Date” means July 31, 2015;

“ETA” means Part IX of the Excise Tax Act (Canada);

“GST” means (i) all goods and services tax payable under the ETA, (ii) all harmonized sales tax in the Provinces of Nova Scotia, Newfoundland, New Brunswick, Ontario and British Columbia (and upon harmonized sales tax becoming effective in any other provinces and territories, such other provinces and territories) payable under the ETA, and (iii) all QST payable under the QSTA;

“Initial Purchase Date” means, as to any Originator, the later of (i) the Canadian Closing Date, or (ii) the date on which the conditions precedent under ARTICLE IV to the Buyer’s initial purchase from that Originator shall have been satisfied or, with the consent of the Administrative Agent, waived.

“Insolvency Statutes” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Bankruptcy Act (Canada) and Articles 1626 to 1636 of the Civil Code of Quebec, as such statutes may be amended, modified, supplemented or replaced from time to time, including any successor statute in each case;

“ITA” means the Income Tax Act (Canada);

“PPSA” means (i) for all matters governed by United States law, the UCC, and (ii) for all matters governed by the law of any province or territory of Canada, the Personal Property Security Act or other personal or movable property security legislation, including Title VI of the Civil Code of Quebec, applicable in such province or territory and, in each case, the regulations thereunder, as from time to time in effect, and if the attachment, publicity, perfection, ranking or priority of any security or interest in any Collateral are governed by the personal or movable property security laws of a specific jurisdiction, PPSA shall mean the personal or movable property security laws of such jurisdiction;

“QST” means the Quebec sales tax imposed pursuant to the QSTA;

“QSTA” means an Act respecting the Quebec sales tax; and

“Sales Tax” means all sales, use and transfer taxes, all GST, all other similar taxes and all related penalties and interest.

For purposes of this Agreement, “Receivable” means any “Receivable” (as defined in the Receivables Financing Agreement), excluding any such Receivable if and for so long as: (x) the consent of the applicable Obligor has not been obtained; and (y) pursuant to an enforceable provision of the underlying Contract or Applicable Law, the assignment, hypothecation, sale or other transfer of such Receivable without that Obligor’s consent is unenforceable or would constitute a default under or a breach of such Contract, such excluded Receivables being listed in Schedule, as such schedule may be updated from time to time by the Originators with the prior written consent of the Buyer and the Administrative Agent. The initial Schedule V is to be delivered on or prior to the Initial Purchase Date, and shall be subject to Administrative Agent’s approval. Upon the obtaining of such consent, such Receivable would be deemed created and sold under this Agreement.

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1      Agreement To Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell, transfer and assign to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Initial Purchase Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to the universality of:

(a)           present and future Receivables of such Originator (i) that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (defined below), and (ii) generated by such Originator from and including the Cut- Off Date to but excluding the Purchase and Sale Termination Date;

(b)           all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(c)           all instruments and chattel paper that may evidence such Receivable;

(d)           all other security interests, hypothecs or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements, financing change statements, renewal or continuation statements, amendment, assignment or any other similar filings relating thereto;

(e)           solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(f)            all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property and financial assets acquired with any such Collections or other proceeds; and

(g)           all Collections and other proceeds of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Buyer, any Paying Agent, any Sub-Servicer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer, any Paying Agent, any Sub-Servicer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed.  The property, proceeds and rights described in clauses (c) through (h) above are herein referred to as the “Related Rights”, and the Buyer’s foregoing agreement to purchase Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, the Initial Purchase Date, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the later of (i) the Initial Purchase Date, and (ii) the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

SECTION 1.2      Timing of Purchases..

(a)           Initial Purchase Date Purchases.  Effective on the Initial Purchase Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under the universality of present and future (A) Receivables (i) that existed and was owing to such Originator on the Cut-Off Date, and (ii) generated by such Originator from and including the Cut-Off Date, to and including the Initial Purchase Date, and (B) all Related Rights with respect to such Receivables.

(b)           Subsequent Purchases.  After the Initial Purchase Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator hereby shall be, and hereby shall be deemed to have been, sold by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3      Consideration for Purchases.  On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators in accordance with ARTICLE III.

SECTION 1.4      Purchase and Sale Termination Date.  The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a), and (b) the Final Payout Date.

SECTION 1.5     Intention of the Parties.  It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest or hypothec to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and all Related Rights is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, an hypothec and security agreement, and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer (a) a movable hypothec in the amount of $87,500,000 in lawful money of Canada, with interest thereon, as of the date hereof, at a rate of 25% per annum, and (b) a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto, and (C) all books and records of such Originator to the extent related to any of the foregoing, each as sold or intended to be sold hereunder, as security for all present and future indebtedness and obligations of the Originator to the Buyer outstanding from time to time with respect to the Receivables that have been sold to the Buyer hereunder.

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1      Purchase Report.  On the Initial Purchase Date and on each date when an Information Package is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)           Receivables purchased by the Buyer from each Originator on the Initial Purchase Date (in the case of the Purchase Report to be delivered with respect to the Initial Purchase Date);

(b)           Receivables purchased by the Buyer from each Originator during the Fiscal Month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and

(c)           the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and Section 3.3(b).

SECTION 2.2      Calculation of Purchase Price.  The “Purchase Price” to be paid to each Originator in accordance with the terms of ARTICLE III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Fiscal Month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Initial Purchase Date and (ii) each Business Day thereafter that the Originators are open for business.

“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrative Agent in its reasonable discretion.

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1      Initial Purchase Price Payment.  On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Initial Purchase Date (i) to the extent the Buyer has cash available therefor (and such payment is not prohibited by the Receivables Financing Agreement), partially in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report) and (ii) the remainder by issuing a promissory note in the form of Exhibit B to such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Subordinated Note”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash.

SECTION 3.2      Subsequent Purchase Price Payments.  On each Payment Date subsequent to the Initial Purchase Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and the Related Rights generated by such Originator since the immediately preceding Payment Date in accordance with Section 1.2(b):

(a)           First, in cash to the extent the Buyer has cash available therefor (and such payment is not prohibited under the Receivables Financing Agreement); and

(b)           Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Subordinated Note shall be automatically increased by an amount equal to the lesser of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum increase in the principal balance of the applicable Subordinated Note that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount;

provided, however, that if more than one Originator is selling Receivables to the Buyer on the date of such purchase, or since the immediately preceding Payment Date the Buyer shall make cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate principal amounts outstanding under the Subordinated Notes.

“Net Worth” has the meaning set forth under “Borrower’s Net Worth” in the Receivables Financing Agreement.

All amounts paid by the Buyer to any Originator and to be applied toward the Subordinated Notes shall be allocated first to the payment of accrued and unpaid interest on the Subordinated Note of such Originator and second to the repayment of the principal outstanding on the Subordinated Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose.  The Servicer shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and payments, increases and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Subordinated Notes “CANCELED” and to return such Subordinated Notes to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

SECTION 3.3      Settlement as to Specific Receivables and Dilution.

(a)           If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Section 5.1(p), (t), (x), or (y) are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Section 5.1(p), (t), (x), or (y) is no longer true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of Collections due with respect to such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b)           If, on any day, the Outstanding Balance of any Receivable purchased hereunder is either (i) reduced or canceled as a result of (A) any defective, rejected or returned goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, (or the Servicer, any Sub-Servicer, any Paying Agent or Managed Service Provider at the direction of such Originator) which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or dispute and shall be accounted to such Originator as provided in clause (c) below.

(c)           Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)            to the extent of any outstanding principal balance under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

(ii)           after making any deduction and/or reduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso;

provided, further, that at any time (x) when an Event of Default or Unmatured Event of Default exists under the Receivables Financing Agreement or (y) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

ARTICLE IV
CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS

SECTION 4.1     Conditions Precedent to Initial Purchase.  The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender shall have received, on or before the Initial Purchase Date, the following, each (unless otherwise indicated) dated the Initial Purchase Date, and each in form and substance satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee):

(a)           a copy of the resolutions of the board of directors or other governing body of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)           good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by Industry Canada, the Registraire des Entreprises du Québec or similar official of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(c)           a certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)           the certificate of incorporation, certificate of formation or other organizational document of each Originator (including all amendments and modifications thereto) together with a copy of the bylaws, limited liability company agreement or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or Assistant Secretary of such Originator;

(e)           proper financing statements, assignment and other comparable filing that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor (and the Administrative Agent, for the benefit of the Lenders, as secured party/assignee) of the Receivables generated by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s opinion, desirable under the PPSA of all appropriate jurisdictions to perfect the Buyer’s ownership in such Receivables and the Related Rights in which an ownership has been assigned to it hereunder;

(f)            a written search report from a Person reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) listing all effective financing statements, assignments and other comparable filings that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable PPSA, together with copies of such financing statements, assignments or hypothecs (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) showing no evidence of such liens filed against any Originator;

(g)           favorable corporate opinions of counsel to the Originator and favourable opinions of counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Buyer and the Administrative Agent;

(h)           a copy of a Subordinated Note in favor of each Originator, duly executed by the Buyer;

(i)            a certificate from an officer of each Originator to the effect that the Servicer or such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF JULY 31, 2015, AS AMENDED, BETWEEN EACH OF THE ENTITIES LISTED ON SCHEDULE I THERETO, AS ORIGINATORS, VOLT INFORMATION SCIENCES, INC., AS SERVICER AND VOLT FUNDING CORP., AS BUYER; AND THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN PLEDGED TO PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO A RECEIVABLES FINANCING AGREEMENT, DATED AS OF JULY 30, 2015, AS AMENDED, AMONG VOLT FUNDING CORP., AS BORROWER, VOLT INFORMATION SCIENCES, INC., AS SERVICER, THE VARIOUS LENDERS AND LC PARTICIPANTS FROM TIME TO TIME PARTY THERETO AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT AND LC BANK”;

(j)            evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith, and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction; and

(k)           such other approvals, opinions or documents as the Administrative Agent or Buyer may reasonably request.

SECTION 4.2      Certification as to Representations and Warranties.  Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in ARTICLE V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3     Additional Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Lender (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Lender on or before the date of such addition:

(a)           the Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;

(b)           such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Lender an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c)           such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender;

(d)           no Termination Event or Unmatured Termination Event shall have occurred and be continuing; and

(e)           no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

SECTION 5.1      Representations and Warranties.  In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold by it hereunder that is contained in the Receivables Financing Agreement is true and correct, and hereby makes the representations and warranties set forth in this ARTICLE V:

(a)           Organization and Good Standing.  Such Originator is duly organized and validly existing, in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and is a resident of Canada for the purposes of the ITA.

(b)           Due Qualification.  Such Originator is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)           Power and Authority; Due Authorization.  Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) assign the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)           Binding Obligations.  This Agreement and each of the other Transaction Documents to which such Originator is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)           No Conflict or Violation.  The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which such Originator is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, hypothec, mortgage, deed of trust, or other material agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or the Related Rights pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

(f)            Litigation and Other Proceedings.  (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of such Originator, threatened, against such Originator before any Governmental Authority, and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Receivable or Related Right by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivables or Related Right or

the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)           Governmental Approvals.  Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the sale of the Receivables and Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h)           Margin Regulations.  Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i)            Taxes.  Such Originator has (i) timely filed all tax returns (federal and provincial) required to be filed by it, and (ii)  paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except where the failure to file or pay could not reasonably be expected to result in a Material Adverse Effect on such Originator.

(j)            Solvency.  After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, such Originator is Solvent. No Originator is an insolvent Person, in insolvent circumstances or on the eve of insolvency, as applicable, within the meaning of any of the Insolvency Statutes.

(k)           Names and Location.  Except as described in Schedule III, such Originator has not used any corporate names, trade names, French names or assumed names since the date occurring five calendar years prior to the Initial Purchase Date other than its name set forth on the signature pages hereto.  The jurisdiction of incorporation, domicile, registered office and chief executive office of each Originator is located in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Initial Purchase Date, the domicile, registered office and chief executive office of each Originator has not been located in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II as such address(es) may be updated with thirty (30) days prior written notice to the Buyer and the Administrative Agent.

(l)            Investment Company Act.  Such Originator (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act, and (ii) is not a “covered fund” under the Volker Rule.

(m)           No Material Adverse Effect.  Since May 3, 2015, there has been no Material Adverse Effect with respect to such Originator.

(n)           Accuracy of Information.  All certificates, reports, Purchase Reports, statements, documents and other information furnished to the Buyer, Administrative Agent or any other Credit Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, Administrative Agent or such other Credit Party, and, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(o)           Anti-Money Laundering/International Trade Law Compliance.  To such Originator’s knowledge no Obligor was a Sanctioned Person at the time of the origination of any Pool Receivables owing by such Obligor. No Covered Entity is a Sanctioned Person. Such Originator, either in its own right or through any third party, (i) does not have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does no business in or with, and does not derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) does not engage in any dealings or transactions prohibited by any Anti-Terrorism Law. In this Agreement, “Anti-Terrorism Law” includes, for greater certainty, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulation promulgated thereunder (as amended, restated or replaced from time to time).

(p)           Perfection Representations.

(i)            This Agreement creates a valid and continuing ownership interest in the Originator’s right, title and interest in, to and under the universality of the present and future Receivables and Related Rights originated by such Originator.

(ii)           The Receivables originated by such Originator constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)          Such Originator owns and has good and marketable title to the Receivables and Related Rights being sold or purportedly sold by it hereunder free and clear of any Adverse Claim (other than Permitted Liens) of any Person and the Buyer will acquire all of such Originator’s right, title and interest in such Receivables and Related Rights and a valid and perfected first priority ownership interest in each such

Receivable and Related Right then existing or thereafter arising, free and clear of any Adverse Claim (other than Permitted Liens).

(iv)          Except for the registration of an assignment at the Register of Personal and Movable Real Rights (“RPMRR”) in the Province of Quebec, which will be completed promptly after the Initial Purchase Date, all appropriate financing statements, financing statement amendments, assignments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order perfect (and continue perfection of) the sale of such Receivables and Related Rights from each Originator to the Buyer pursuant to this Agreement.

(v)          Other than the ownership interest, the hypothec and the security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted an hypothec on or a security interest in, or otherwise conveyed any of the Receivables originated by such Originator or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables originated by such Originator and Related Rights other than any financing statement (i) in favor of the Administrative Agent (or PNC as “Administrator” under the Pre-Existing Securitization) or (ii) that has been terminated or amended to reflect the release of any hypothec or security interest in the Receivables and Related Rights.  Such Originator is not aware of any judgment lien or tax lien filings against such Originator.

(vi)          Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.1(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q)           Ordinary Course of Business.  If (but only to the extent that ) the sale of any property described herein is not characterized by a court or other Governmental Authority as a sale, then each remittance of Collections by such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer, and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

(r)           Compliance with Law.  Such Originator has complied with all Applicable Laws (including, without limitation, the ITA) to which it may be subject, except to the extent that any failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(s)           Bulk Sales Act.  No transaction contemplated by this Agreement requires compliance by such Originator with any bulk sales act or similar law.

(t)           Eligible Receivables.  Each Receivable sold, transferred or assigned hereunder, other than any Receivable designated as not being an Eligible Receivable by the applicable Originator (or by the Servicer on behalf of such Originator), is an Eligible Receivable on the date of such sale, transfer or assignment.

(u)          Opinions.  The facts regarding such Originator, the Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(v)           Other Transaction Documents.  Each representation and warranty made by such Originator under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of the date when made.

(w)          Servicing Programs.  No license or approval is required for the Buyer’s or Administrative Agent’s use of any software or other computer program used by such Originator, Servicer, any Sub-Servicer or any Paying Agent in the servicing of the Receivables, other than those which have been obtained and are in full force and effect, or those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(x)           Valid Sale.  Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(y)           Good Title.  Immediately preceding its sale, transfer or assignment of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold free and clear of any Adverse Claims (other than Permitted Liens), and each such sale, transfer or assignment hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims (other than Permitted Liens).  On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements, assignments (other than the registration of the assignment to be made at the RPMRR which will be completed promptly after the Initial Purchase Date) and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Upon the creation of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Initial Purchase Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim (other than Permitted Liens).

(z)           Financial Condition.  The consolidated balance sheets of the Parent and its consolidated Subsidiaries as of May 3, 2015 and the related statements of income and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Buyer, Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of such Originator and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, subject to (x) adjustments of the type which would occur as a result of a year-end audit, and (y) the absent of notes.

(aa)         Reliance on Separate Legal Identity.  Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

(bb)        Credit and Collection Policy.  Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and related Contract sold, transferred or assigned by it hereunder.

(cc)         Adverse Change in Receivables.  Since May 3, 2015, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator.

(dd)        No Fraudulent Conveyance.  No sale, transfer or assignment hereunder constitutes a fraudulent transfer or conveyance under any Insolvency Statutes or is otherwise void or voidable under such or similar laws or principles or for any other reason. The Originator has entered into this Agreement for the purpose of transferring the Receivables and Related Security to the Buyer and receiving from the Buyer the consideration therefor specified in this Agreement, and not for the purpose of defeating, hindering, delaying, defrauding or oppressing the rights and claims of creditors or others against Originator or for any other purpose relating in any way to the claims of creditors or others against Originator. The consideration received by the Originator hereunder for the purchase of the Receivables and Related Security is in each case fair market value.

(ee)         Nature of Pool Receivables.  All Pool Receivables sold or purportedly sold by such Originator hereunder: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value, and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

(ff)           No Originator is obligated to make contributions in respect of a defined benefit pension plan and each Originator and each of its Affiliates is in compliance with all Applicable Laws and contracts relating to the pension schemes (if any) operated by it or in which it participates, if non-compliance would be reasonably likely to have a Material Adverse Effect.

SECTION 5.2      Reaffirmation of Representations and Warranties by each Originator.  Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that all representations and warranties set forth in this ARTICLE V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this ARTICLE V shall be continuing, and remain in full force and effect until the Final Payout Date.

ARTICLE VI
COVENANTS OF THE ORIGINATORS

SECTION 6.1      Covenants.  From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants:

(a)           Existence.  Such Originator shall remain duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Receivables and Related Rights.

(b)           Financial Reporting.  Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Servicer such information as the Servicer may from time to time reasonably request relating to such system.

(c)           Notices.  Such Originator will notify the Servicer in writing of any of the following events promptly upon (but, unless otherwise noted below, in no event later than three (3) Business Days after) a Financial Officer or other officer of such Originator learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)            Notice of Termination Event or Unmatured Termination Event.  A statement of a Financial Officer of such Originator setting forth details of any Termination Event or Unmatured Termination Event that has occurred and is continuing and the action which such Originator proposes to take with respect thereto.

(ii)           Representations and Warranties.  The failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)          Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding against or involving such Originator could reasonably be expected to have a Material Adverse Effect.

(iv)          Adverse Claim.  (A) Any Person shall obtain an Adverse Claim (other than Permitted Liens) upon Receivables originated by the Originator or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)           Name Changes.  At least thirty (30) days prior notice (or such shorter period of time as may be agreed by the Administrative Agent in its sole discretion) before any change described in Section 6.1(l).

(vi)           Change in Accountants or Accounting Policy.  Any change in (i) the external accountants of such Originator or (ii) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Receivables shall be deemed “material” for such purpose).

(vii)         Material Adverse Change.  Any material adverse change in the business, operations, property or financial or other condition of such Originator.

(viii)        Pension Plan.  Promptly after an Originator obtains knowledge thereof, notice of the occurrence of any event relating to any pension schemes operated by it or in which it participates, that together with all other events that have occurred in relation to any such schemes, would reasonably be expected to have a Material Adverse Effect.

(d)           Conduct of Business.  Such Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is currently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)           Compliance with Laws.  Such Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)           Furnishing of Information and Inspection of Receivables.  Such Originator will furnish or cause to be furnished to the Buyer, Administrative Agent and each Lender from time to time such information with respect to the Receivables and the Related Rights as the Administrative Agent or any Lender may reasonably request. Such Originator will, at such Originator’s expense, during regular business hours prior written notice (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables and the Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records, and (C) discuss matters relating to the Pool Receivables and the Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants (provided that a representative of the Servicer is present during such discussions) of such Originator having knowledge of such matters, and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Buyer and the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and the Related Rights; provided, that such Originator shall be required to reimburse the Buyer and Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.

(g)           Payments on Receivables, Lock-Box Accounts.  Such Originator (or the Servicer or a Sub-Servicer on its behalf) will, at all times (except as otherwise contemplated by the Receivables Financing Agreement), instruct all Obligors (or their Paying Agents or Managed Service Provider) to deliver payments on the Pool Receivables (originated by such Originator) to a Lock-Box Account or a Lock-Box.  Such Originator (or the Servicer or a Sub-Servicer on its behalf) will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables originated by such Originator and to segregate such Collections from other property of the Servicer, the Sub-Servicers, the Paying Agents, the Managed Service Providers and the other Originators. If any payments on such Pool Receivables or other Collections are received by such Originator, it shall hold such payments as mandatary (in trust) for the benefit of the Buyer, the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Lock-Box Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, such Originator (or the Servicer or Sub-Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds.  Such Originator will not, and will not permit the Servicer, any Sub-Servicer, any Paying Agent, any other Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled with any other funds.

(h)           Sales, Liens, etc.  Except as otherwise provided herein, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable originated by such Originator or other Related Rights, or assign any right to receive income in respect thereof.

(i)           Extension or Amendment of Pool Receivables.  Except as otherwise permitted by the Receivables Financing Agreement, such Originator will not, and will not permit the Servicer, any Sub-Servicer, any Paying Agent or any Managed Service Provider to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable originated by such Originator in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables originated by such Originator, and timely and fully comply with the Credit and Collection Policy with regard to each such Pool Receivable and the related Contract.

(j)           Change in Credit and Collection Policy.  Such Originator will not make any material change in the Credit and Collection Policy without prior written consent of the Administrative Agent and the Majority Lenders.  Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer, Administrative Agent and each Lender.

(k)           Identifying of Records.  Such Originator shall identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts originated by such Originator with a legend that indicates that the Pool Receivables have been sold in accordance with this Agreement and pledged in accordance with the Receivables Financing Agreement.

(l)           Fundamental Changes.  Such Originator shall not make any change in its name (including any use of tradenames, French names or assumed names) or location of organization, domicile, registered office and chief executed office or any other change in its identity or corporate structure, in each case, unless the Buyer, the Administrative Agent and each Lender have each (A) received 30 days’ prior notice thereof (or such shorter period of time as may be agreed by the Administrative Agent in its sole discretion), (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and PPSA matters) as the Buyer or the Administrative Agent shall reasonably request, and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including any filing required under the relevant PPSA, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(m)           Books and Records.  Such Originator shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables originated by such Originator and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables originated by such Originator (including records adequate to permit the daily identification of each Pool Receivable originated by such Originator and all Collections of and adjustments to each existing Pool Receivable originated by such Originator).

(n)           Change in Payment Instructions to Obligors.  Such Originator shall not make any change in its (or their) instructions to the Obligors, Paying Agents or Managed Service Providers regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock- Box Account (or any related Lock-Box).

(o)           Ownership Interest, Etc.  Such Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected ownership interest in the Receivables and the Related Rights, in each case free and clear of any Adverse Claim (other than Permitted Liens), in favor of the Buyer, including taking such action to perfect, protect or more fully evidence the ownership interest of the Buyer and the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, re-assignment or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, assignments or comparable filings filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(p)           PPSA Matters; Protection and Perfection; Further Assurances.  Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases of the Receivables and Related Rights from each Originator to the Buyer made hereunder and/or the hypothec and security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document.  Without limiting the foregoing, such Originator hereby authorizes, and will, promptly upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements, assignments or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing in the appropriate jurisdictions under Applicable Law.

(q)           Anti-Money Laundering/International Trade Law Compliance.  Neither such Originator nor any of its Subsidiaries will become a Sanctioned Person. Such Originator will not, either in its own right or through any third party, (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti- Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti- Terrorism Law or (d) use the proceeds from any sale of Receivables hereunder to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Such Originator shall comply with all Anti-Terrorism Laws.  Such Originator shall promptly following becoming aware of the same notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event relating to such Originator or any of its Subsidiaries.

(r)           Mergers, Acquisitions, Sales, etc.  No Originator shall (i) be a party to any merger, consolidation or other restructuring, except where such a merger, consolidation or other restructuring (x) complies with terms of Section 7(d) of the Performance Guaranty or (y) where the Buyer, the Administrative Agent and each Lender have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and PPSA matters) as the Buyer or the Administrative Agent shall reasonably request, and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including any filing required under the PPSA, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(s)           Frequency of Billing.  Such Originator shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(t)           Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper.  No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any promissory note (or any similar instrument) or chattel paper, without the prior written consent of the Buyer and the Administrative Agent.

(u)           Insurance.  Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.

(v)           Subordinated Notes, Etc.  Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, the Subordinated Note issued to such Originator.

(w)           Pension Plan.  No Originator will become obligated to make contributions in respect of a defined benefit pension plan and the Originators shall remain in compliance with all Applicable Laws and contracts relating to the pension schemes (if any) operated by it or in which it participates.

SECTION 6.2      Separateness Covenants.  Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its other Affiliates.  Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator, and is not a division of such Originator.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)           such Originator shall not be involved in the day to day management of the Buyer;

(b)           such Originator shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)           the financial statements and books and records of such Originator shall be prepared after the Cut-Off Date to reflect and shall reflect the separate existence of the Buyer;

(d)           except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer, and (ii) the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e)           such Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer in accordance with the Transaction Documents);

(f)            such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer in accordance with the Transaction Documents);

(g)           such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;

(h)           such Originator shall maintain an arm’s-length relationship with the Buyer;

(i)            such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j)            such Originator shall not acquire obligations of the Buyer (other than the Subordinated Notes);

(k)           such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including, without limitation, shared office space;

(l)            such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(m)          such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(n)           except under or as contemplated by the Receivables Financing Agreement or this Agreement, such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(o)           such Originator shall not pay the salaries of the Buyer’s employees, if any; and

(p)           to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 8.03 of the Receivables Financing Agreement, to the extent applicable to such Originator.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

SECTION 7.1      Rights of the Buyer.  Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables

Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless a Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2      Responsibilities of the Originators.  Anything herein to the contrary notwithstanding:

(a)           Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)           None of the Buyer, the Servicer (other than in its capacity as an Originator), any Sub-Servicer (other than in its capacity as an Originator), the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, (other than in its capacity as an Originator), any Sub-Servicer (other than in its capacity as an Originator) the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c)           Each Originator hereby grants to the Buyer and the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer or the Administrative Agent (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3   Further Action Evidencing Purchases.  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, any Sub-Servicer, the Administrative Agent or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Lender, such Originator will execute (if applicable), authorize and file such assignments, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more assignments, financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4     Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5     Performance of Obligations.  Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations, and (ii) pay when due any taxes, including, without limitation, any Sales Taxes payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII
TERMINATION EVENTS

SECTION 8.1      Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Termination Event” (each event which with notice or the passage of time or both would become a Termination Event being referred to herein as an “Unmatured Termination Event”):

(a)           the Termination Date shall have occurred;

(b)           any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days;

(c)           any written representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other written information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however, that such breach shall not constitute a Termination Event pursuant to this clause (c) if such breach, solely to the extent capable of cure, is cured within ten (10) Business Days (or two (2) Business Days with respect to a breach in the information set forth in an Interim Report) following the date that a Financial Officer or other Responsible Officer has knowledge or has received notice of such breach provided, further that no breach of a representation or warranty set forth in Section 5.1(p), (t), (x) or (y) shall constitute a Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price, the outstanding principal balance of the applicable Subordinated Note has been reduced or the applicable Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.3(c) with respect to such breach;

(d)           any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for ten (10) Business Days; or

(e)           any Insolvency Proceeding shall be instituted against any Originator and such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur. In this Agreement, “Insolvency Proceeding” includes, for greater certainty, any case, action or proceeding under the Insolvency Statutes.

SECTION 8.2  Remedies.

(a)           Optional Termination.  Upon the occurrence and during the continuation of a Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent, shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.

(b)           Remedies Cumulative.  Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the PPSA of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1      Indemnities by Originators.

(a)           Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator hereby agrees to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent, each Credit Party and each Affected Person (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related reasonable costs and expenses (including Attorney Costs) awarded against or incurred by any of them arising out of, relating to or in connection with:

(i)            the transfer by such Originator of any interest in any Pool Receivable originated by such Originator or Related Right other than the transfer of any such Pool Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of an hypothec and a security interest to the Buyer pursuant to this Agreement

(ii)           any representation, warranty or statement made or deemed made by such Originator (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of such Originator pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)          the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Pool Receivable originated by such Originator or the related Contract; or the failure of any Pool Receivable originated by such Originator or the related Contract to conform to any such Applicable Law;

(iv)          the lack of an enforceable first priority perfected ownership interest, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(v)          the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements, assignments or other similar instruments or documents under the PPSA of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable originated by such Originator or the Related Rights;

(vi)         any dispute, claim, offset, right of compensation or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pool Receivable originated by such Originator (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vii)         any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables originated by such Originator or to timely and fully comply with the Credit and Collection Policy in regard to each such Pool Receivable;

(viii)        any product liability environmental or other suit or claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Receivable generated by such Originator;

(ix)          the commingling by or on behalf of such Originator of Collections of Pool Receivables at any time with other funds;

(x)           any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable originated by such Originator or any Related Rights;

(xi)          any failure of such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)         any setoff or exercise of a right of compensation with respect to any Pool Receivable originated by such Originator;

(xiii)        any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by such Originator in servicing, administering or collecting any Pool Receivable;

(xiv)        the failure by such Originator to pay when due any taxes, including, without limitation, Sales Taxes, excise or personal property taxes;

(xv)         any dispute, claim, offset, right of compensation or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable originated by such Originator (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness; or

(xvi)        any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables.

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final judgment to have resulted from the gross or intentional fault of the Administrative Agent, a Credit Party or any Affected Person or (y) constitute recourse with respect to a Pool Receivable by reason of the bankruptcy or insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

(b)           Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this ARTICLE IX, any representation, warranty or covenant qualified by the occurrence or non- occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

(c)           If for any reason the foregoing indemnification is unavailable to any Purchase and Sale Indemnified Party or insufficient to hold it harmless, then the Originators, solidarily (jointly and severally) shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of such Originator and its Affiliates (excluding the Buyer) on the one hand and such Purchase and Sale Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of such Originator and its Affiliates (excluding the Buyer) and such Purchase and Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of such Originator under this Section shall be in addition to any liability which such Originator may otherwise have, shall extend upon the same terms and conditions to Purchase and Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Purchase and Sale Indemnified Parties.

(d)           Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE X
MISCELLANEOUS

SECTION 10.1    Amendments, etc.

(a)           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Administrative Agent and the Majority Lenders.

(b)           No failure or delay on the part of the Buyer, the Servicer, any Sub-Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Buyer, the Servicer, any Sub-Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)           The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2   Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Receivables Financing Agreement.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3    Interest Act (Canada).  For the purposes of the Interest Act (Canada), the annual rate of interest equivalent to a rate otherwise calculated under this Agreement and the Subordinated Note is equal to the rate so calculated multiplied by the actual number of days included in a given year and divided by 365 or 366 days, as the case may be.

SECTION 10.4    No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Originator hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.

SECTION 10.5    Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns.  No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to ARTICLE V and the indemnification and payment provisions of ARTICLE IX and Section 10.7 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.6    Governing Law.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF QUEBEC AND THE LAWS OF CANADA APPLICABLE THEREIN.

SECTION 10.7    Costs, Expenses and Taxes.  In addition to the obligations of the Originators under Article IX, each Originator, for itself alone, agrees to pay on demand:

(a)           to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;

(b)           to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and

(c)           all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.8    CONSENT TO JURISDICTION.  (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO ANY ORIGINATOR, THE BUYER OR ANY AFFILIATE THEREOF, THE EXCLUSIVE JURISDICTION AND (II) WITH RESPECT TO ANY OTHER PARTY, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF THE COURTS OF THE PROVINCE OF QUEBEC IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY ANY ORIGINATOR, THE BUYER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH COURT. NOTHING IN THIS SECTION 10.8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO

BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)           EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV.  NOTHING IN THIS SECTION 10.8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.9    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.10  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.11  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.12  Acknowledgment and Agreement.  By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Lenders) pursuant to the Receivables Financing Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under any other Transaction Documents to which any Originator is a party and, notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies to the fullest extent provided under the Receivables Financing Agreement.

SECTION 10.13  No Proceeding.  Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 4.01 of the Receivables Financing Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against or corporate obligation of the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.13 shall survive any termination of this Agreement.

SECTION 10.14  Mutual Negotiations.  This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.15  Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.16  Language.  This Agreement has been written in the English language at the express request of the parties. La présente Convention a été rédigée en langue anglaise à la demande expresse des parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VOLT FUNDING CORP., as Buyer

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Treasurer

S-1	Purchase and Sale Agreement (Volt)

VOLT CANADA INC., as an Originator

By:	/s/ Kevin Hannon
Name:	Kevin Hannon
Title:	Treasurer

S-2	Purchase and Sale Agreement (Volt)

VOLT INFORMATION SCIENCES, INC., as a Servicer

By:	/s/ Sharon Stern
Name:	Sharon Stern
Title:	SVP-Legal Affairs

S-3	Purchase and Sale Agreement (Volt)

Schedule I

LIST AND LOCATION OF EACH ORIGINATOR

Originator	Location
Volt Canada Inc.	1155 Metcalfe Street
Montreal, Quebec H3B 2V6
Canada

Schedule I-1	Purchase and Sale Agreement (Volt)

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Volt Canada Inc.	1155 Metcalfe Street
Montreal, Quebec H3B 2V6
Canada

Schedule II-1	Purchase and Sale Agreement (Volt)

Schedule III

TRADE NAMES, ETC.

CONSULTATION VMC CANADA
GROUPE SERVICES VOLT
LES SOLUTIONS VOLT WORKFORCE CANADA
VMC CONSULTING CANADA
VOLT SERVICES GROUP
VOLT TELECOM CANADA
VOLT TÉLÉCOM CANADA
VOLT WORKFORCE SOLUTIONS CANADA
VMC CONSULTING CORPORATION, A DIVISION OF VOLT CANADA INC.
VOLT CANADA INC. dba VOLT WORKFORCE SOLUTIONS CANADA
VOLT WORKFORCE SOLUTIONS CANADA, A DIVISION OF VOLT CANADA, INC.
VOLT HUMAN RESOURCES INC.
VOLT CANADA

Schedule III-1	Purchase and Sale Agreement (Volt)

Schedule IV

NOTICE ADDRESSES

(A)	in the case of the Borrower, at the following address:

1065 Avenue of the Americas, 20th Floor
New York, New York 10018
Attention:  Chief Executive Officer
Telephone:  (212) 704-2400
Facsimile:  (212) 704-2417

With respect to any email notifications to the entity above include:

Email: ptomkins@volt.com
Email: bberndt@volt.com
Email: sstern@volt.com
Email: khannon@volt.com

(B)	in the case of the Servicer, at the following address:

1065 Avenue of the Americas, 20th Floor
New York, New York 10018
Attention:  Chief Executive Officer
Telephone:  (212) 704-2400
Facsimile:  (212) 704-2417

With respect to any email notifications to the entity above include:

Email: ptomkins@volt.com
Email: bberndt@volt.com
Email: sstern@volt.com
Email: khannon@volt.com

(C)	in the case of the Administrative Agent, at the following address:

PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222
Attention:  Robyn Reeher
Telephone:  (412) 768-3090
Facsimile:  (412) 762-9184
Email:  robyn.reeher@pnc.com

Schedule IV-1	Purchase and Sale Agreement (Volt)

Exhibit A

FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	Volt Funding Corp.

Payment Date:____________ ___, 20___

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/{1 + (Prime Rate x Days’ Sales Outstanding)}

Where:

Prime Rate = __________

Days’ Sales Outstanding = __________

3.	Purchase Price (1 x 2) = $ __________

4.	Reductions in the Purchase Price = $ __________

5.	Net Purchase Price (3 – 4) = $ __________

Exhibit A-1	Purchase and Sale Agreement (Volt)

Exhibit B

[FORM OF SUBORDINATED NOTE]

New York, New York

[_____], 20[__]

FOR VALUE RECEIVED, the undersigned, Volt Funding Corp., a Delaware corporation (the “Buyer”), promises to pay to [______________], a [______________] (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Buyer from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

1.           Purchase and Sale Agreement.  This Subordinated Note is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement dated as of July 31, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Buyer, Volt Information Sciences, Inc., as Servicer, the Originator, and the other originators from time to time party thereto.  Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Buyer and the Originator.

2.           Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Article I of the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement).  In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Termination Date.

“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Buyer in its sole discretion.

“Senior Interest Holders” means, collectively, the Lenders, the Administrative Agent, the Borrower Indemnified Parties, the Servicer Indemnified Parties and the Affected Persons.

“Senior Interests” means, collectively, (i) the Aggregate Interest, (ii) the Aggregate Capital, (iii) the fees referred to in Section 2.03 of the Receivables Financing Agreement, (iv) all amounts payable pursuant to Sections 5.01, 5.02, 5.03, 13.01 or 14.04 of the Receivables Financing Agreement and (v) all other obligations of the Buyer and

Exhibit B-1	Purchase and Sale Agreement (Volt)

the Servicer that are due and payable, to (a) the Lenders, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Borrower Indemnified Party, Servicer Indemnified Party or Affected Person arising in connection with the Receivables Financing Agreement or any other Transaction Document, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all Interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.

3.           Interest.  Subject to the Subordination Provisions set forth below, the Buyer promises to pay interest on this Subordinated Note as follows:  to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.

4.           Interest Payment Dates.  Subject to the Subordination Provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.

5.           Basis of Computation.  Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be. For the purposes of the Interest Act (Canada), the annual rate of interest equivalent to a rate otherwise calculated under this Subordinated Note or the Purchase and Sale Agreement is equal to the rate so calculated multiplied by the actual number of days included in a given year and divided by 365 or 366 days, as the case may be.

6.           Principal Payment Dates.  Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a)           The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement.

(b)           The entire outstanding principal amount of this Subordinated Note shall be paid on the Final Maturity Date.

(c)           Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Buyer, on any Business Day without premium or penalty.

Exhibit B-2	Purchase and Sale Agreement (Volt)

7.           Payment Mechanics.  All payments of principal and interest hereunder are to be made in lawful money of Canada (or Dollar Equivalent) in the manner specified in Article III of the Purchase and Sale Agreement.

8.           Enforcement Expenses.  In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Buyer agrees to pay all reasonable expenses, including Attorney Costs, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9.           Subordination Provisions.  The Buyer covenants and agrees, and the Originator and any other holder of this Subordinated Note (collectively, the Originator and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

(a)           No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) permitted under Section 8.01(r) of the Receivables Financing Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Subordinated Note;

(b)           In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note.  In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Lenders), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

Exhibit B-3	Purchase and Sale Agreement (Volt)

(c)           In the event that the Holder receives any payment or other distribution of any kind or character from the Buyer or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received as mandatary (in trust) for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith. The Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof.  All payments and distributions received by the Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 4.01(a) of the Receivables Financing Agreement) toward the payment of the Senior Interests; but as between the Buyer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d)           Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash.  If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 8.01(t) of the Receivables Financing Agreement;

(e)           These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand.  Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Holder, the Buyer’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Buyer (other than the Senior Interest Holders);

(f)           The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Buyer, howsoever created, arising or evidenced, whether direct or indirect, absolute or

Exhibit B-4	Purchase and Sale Agreement (Volt)

contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity interest in the Buyer, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;

(g)           The Holder shall not, without the advance written consent of the Administrative Agent and each Lender, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

(h)           If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)           Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest or hypothec in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)           The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)           Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

Exhibit B-5	Purchase and Sale Agreement (Volt)

(l)           These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

10.           General.  No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

11.           Maximum Interest.  Notwithstanding anything in this Subordinated Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under Applicable Law (such maximum rate being herein called the “Highest Lawful Rate”).  If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Buyer under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Buyer under this Subordinated Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Buyer or any interest paid by the Buyer in excess of the Highest Lawful Rate shall be refunded to the Buyer.  Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith.  If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

Exhibit B-6	Purchase and Sale Agreement (Volt)

12.           No Negotiation.  This Subordinated Note is not negotiable.

13.           Governing Law.  THIS SUBORDINATED NOTE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF QUEBEC AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

14.           Captions.  Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

15.           Language.  This Subordinated Note has been written in the English language at the express request of the parties. Le présent Billet subordonné a été rédigé en langue anglaise à la demande expresse des parties.

Exhibit B-7	Purchase and Sale Agreement (Volt)

IN WITNESS WHEREOF, the Buyer has caused this Subordinated Note to be executed as of the date first written above.

VOLT FUNDING CORP.

By:
Name:
Title:

Exhibit B-8	Purchase and Sale Agreement (Volt)

Exhibit C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of __________, 20__ (this “Agreement”) is executed by __________, a __________ organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:

A.           Volt Funding Corp., a Delaware corporation (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Sale Agreement, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).

B.           The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1.        Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement).

SECTION 2.       Transaction Documents.  The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents.  From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents.  The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.

SECTION 3.        Representations and Warranties.  The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.  The Additional Originator hereby represents and warrants that its domicile, registered office and chief executive office is located at [___________________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:

Exhibit C-1	Purchase and Sale Agreement (Volt)

____________________________
____________________________
____________________________

SECTION 4.        Miscellaneous.  This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the Province of Quebec and the federal laws of Canada applicable therein.  This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon.  This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

SECTION 5.        Language.  This Joinder Agreement has been written in the English language at the express request of the parties. La présente Convention été rédigée en langue anglaise à la demande expresse des parties.

[Signature Pages Follow]

Exhibit C-2	Purchase and Sale Agreement (Volt)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

VOLT FUNDING CORP.

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[LENDERS]

By:
Name:
Title:

VOLT INFORMATION SCIENCES, INC.

By:
Name:
Title:

Exhibit C-3	Purchase and Sale Agreement (Volt)

[ORIGINATORS]

By:
Name:
Title:

Exhibit C-4	Purchase and Sale Agreement (Volt)